BGSF, Inc. Announces Strategic Acquisition
Providing Nearshore and Offshore IT Consulting

PLANO, Texas – (April 24, 2023) – BGSF, Inc. (NYSE: BGSF) (“BGSF”), a growing provider of consulting, managed services, and professional workforce solutions, today announced that it has completed the acquisition of substantially all of the assets of Arroyo Consulting LLC, (“Arroyo” or “Arroyo Consulting”).

Arroyo Consulting is a nearshore/offshore professional workforce solutions firm that specializes in IT and software development with operations in the US, Colombia and India. Arroyo reported unaudited revenues of approximately $16.2 million in fiscal year 2022.

“We are excited to add this strategic platform to BGSF, which allows us to offer software development and IT consulting services and solutions using resources located outside of the U.S.,” said Beth Garvey, BGSF’s Chair, President, and Chief Executive Officer. “Our customers have been asking for offshore and nearshore solutions, and we know that the Arroyo team will provide us with the people and expertise needed to expand our high-value business consulting and managed service platforms.”

The acquisition of Arroyo:
•Adds global delivery capabilities, enhancing our systems and custom software application development, testing, and ongoing support for customers, ensuring they have the right people in the right place at the right time;
•Expands BGSF’s presence into Latin America and India, adding nearshore and offshore software development locations in Medellin, Colombia and Telangana, India;
•Expands our recruitment and retention of IT talent, adding more than 300 skilled professionals; and
•Brings strategic pricing flexibility to enhance our customer relationships across several industries.

Luis F. Sanchez, General Manager of Arroyo Consulting commented, “Arroyo and BGSF are identical in our commitment to our employees and our clients. We have a scalable model that is addressing the growing demand for nearshore and offshore resources. Combining the USA market presence of BGSF, with the global technical footprint of Arroyo, creates a powerful team in the IT consulting industry. I know that together we will be stronger and that the great culture that we have built at Arroyo will be made even stronger through this acquisition.”

About BGSF
BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Managed Services, and Real Estate (apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 94th largest U.S. staffing company and the 49th largest IT staffing firm in 2022. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgsf.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.